UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

Action Products International, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 N. Keller Road, Suite E
Orlando, Florida 32810
(Address of principal executive office, including zip code)

(407) 481-8007
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

Action Products International, Inc. (the “Company”), has received $135,000 in cash pursuant to the consummation of certain Securities Purchase Agreements (the “Agreements”) effective on the dates noted in the table below.  Pursuant to the Agreements, four investors purchased an aggregate of 615,000 shares of Common Stock of the Company.

Date	Title	Amount	Aggregate Purchase Price
2/4/2009	Common Stock	200,000	$ 50,000
2/17/2009	Common Stock	240,000	$ 60,000
2/19/2009	Common Stock	175,000	$ 25,000

The issuance is exempt from registration under the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act and/or Regulation D promulgated under the Act.  Each investor has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Common Stock is being acquired for investment.  The Company has not engaged in a general solicitation or advertising with regard to the issuance of the Common Stock and has not offered securities to the public in connection with the issuance of the Common Stock.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ NEIL SWARTZ
Neil Swartz Chief Executive Officer
Date: February 20, 2009